                                                                    EXHIBIT 10.2

================================================================================



                           STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                             SHERIDAN ENERGY, INC.


                                      AND


                     ENRON CAPITAL TRADE & RESOURCES CORP.


                                     DATED


                               NOVEMBER 28, 1997



================================================================================

                               TABLE OF CONTENTS


                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

1.1   DEFINITIONS............................................................. 1


                                  ARTICLE II.

                     SALE AND PURCHASE OF SHARES; CLOSING
                     ------------------------------------

2.1   SALE AND PURCHASE OF SHARES............................................. 7
2.2   CLOSING................................................................. 7


                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

3.1   CORPORATE EXISTENCE..................................................... 7
3.2   CORPORATE POWER AND AUTHORIZATION....................................... 7
3.3   BINDING OBLIGATIONS..................................................... 8
3.4   NO VIOLATION............................................................ 8
3.5   CONSENTS................................................................ 8
3.6   SEC DOCUMENTS AND FINANCIAL STATEMENTS.................................. 8
3.7   LIABILITIES; INDEBTEDNESS............................................... 9
3.8   LITIGATION.............................................................. 9
3.9   MATERIAL CONTRACTS AND COMMITMENTS...................................... 9
3.10  TITLE TO PROPERTIES AND ASSETS; LEASES..................................11
3.11  COMPLIANCE WITH THE LAW.................................................11
3.12  TAXES...................................................................11
3.13  EMPLOYEE BENEFIT MATTERS................................................12
3.14  INVESTMENT COMPANY ACT..................................................13
3.15  PUBLIC UTILITY HOLDING COMPANY ACT......................................13
3.16  NO RESTRICTIONS ON AFFILIATES...........................................13
3.17  CAPITALIZATION..........................................................13
3.18  SUBSIDIARIES............................................................14
3.19  ENVIRONMENTAL MATTERS...................................................14
3.20  INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.......................16
3.21  NO PUBLIC OFFER.........................................................16
3.22  INSURANCE...............................................................16
3.23  CERTAIN TRANSACTIONS....................................................16
3.24  USE OF PROCEEDS; MARGIN REGULATIONS.....................................17
3.25  PLUGGING AND ABANDONMENT OBLIGATIONS....................................17

3.26  NO MATERIAL MISSTATEMENTS OR OMISSIONS..................................17
3.27  PIONEER TRANSACTIONS....................................................17


                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

4.1   CORPORATE EXISTENCE.....................................................17
4.2   CORPORATE POWER AND AUTHORIZATION.......................................17
4.3   BINDING OBLIGATIONS.....................................................18
4.4   NO VIOLATION............................................................18
4.5   PURCHASE FOR INVESTMENT.................................................18
4.6   FEES AND COMMISSIONS....................................................18


                                  ARTICLE V.

                                  COVENANTS
                                  ---------

5.1   GENERAL.................................................................18
5.2   NOTICES AND CONSENTS....................................................18
5.3   OPERATION OF BUSINESS...................................................18
5.4   FULL ACCESS.............................................................19
5.5   NOTICE OF DEVELOPMENTS..................................................19


                                  ARTICLE VI.

                              CLOSING CONDITIONS
                              ------------------

6.1   CONDITIONS TO OBLIGATION OF BUYER.......................................20
6.2   CONDITIONS TO OBLIGATION OF SELLER......................................21


                                 ARTICLE VII.

                              REGISTRATION RIGHTS
                              -------------------

7.1   DEFINITIONS.............................................................22
7.2   PIGGYBACK REGISTRATION..................................................22
7.3   DEMAND REGISTRATION.....................................................22
7.4   DELAY IN REGISTRATION...................................................23
7.5   DESIGNATION OF UNDERWRITER..............................................23
7.6   EXPENSES................................................................23
7.7   INDEMNITIES.............................................................24
7.8   OBLIGATIONS OF SELLER...................................................26
7.9   ASSIGNMENT OF REGISTRATION RIGHTS.......................................27

7.10  LOCKUPS.................................................................27
7.11  SUBSEQUENT GRANTS OF REGISTRATION RIGHTS................................27


                                 ARTICLE VIII.

                               OTHER PROVISIONS
                               ----------------

8.1   FEES AND COMMISSIONS....................................................28
8.2   USE OF PROCEEDS.........................................................28
8.3   NO RESTRICTIONS ON AFFILIATES...........................................28
8.4   CERTAIN PUBLIC UTILITY MATTERS..........................................28
8.5   STANDSTILL..............................................................28
8.6   BUSINESS OPPORTUNITY MATTERS............................................29
8.7   INDEMNIFICATION.........................................................29
8.8   SURVIVAL OF TERMS; FAILURE TO CLOSE.....................................30
8.9   INFORMATION AND MEETINGS................................................30
8.10  COMMODITY PRICE RISK PROGRAM............................................30
8.11  NUMBER OF BOARD OF DIRECTORS............................................30
8.12  OPTION..................................................................31


                                  ARTICLE IX.

                                 MISCELLANEOUS
                                 -------------

9.1   AMENDMENTS; WAIVERS.....................................................31
9.2   SUCCESSORS AND ASSIGNS..................................................31
9.3   SEVERABILITY............................................................31
9.4   DESCRIPTIVE HEADINGS....................................................32
9.5   GOVERNING LAW...........................................................32
9.6   ENTIRE AGREEMENT........................................................32
9.7   EXECUTION IN COUNTERPARTS...............................................32
9.8   FURTHER COOPERATION.....................................................32
9.9   NOTICES.................................................................32
9.10  NO WAIVER; REMEDIES CUMULATIVE..........................................32
9.11  EXHIBITS; SCHEDULES; AMENDMENT OF DISCLOSURE LETTER.....................32
9.12  DISPUTE RESOLUTION......................................................33

                                   EXHIBITS
                                   --------

Exhibit A - Form of Certificate of Designation
Exhibit B - Form of Shareholders' Agreement

                           STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 28, 1997, by and between Sheridan Energy, Inc., a Delaware corporation ("Seller"), and Enron Capital Trade & Resource Corp., a Delaware corporation ("Buyer").

                                   RECITALS

     Seller desires to issue and sell to Buyer, and Buyer desires to purchase, subject to the terms and conditions set forth herein, (i) up to 1,765,000 shares of Common Stock (as hereinafter defined), and (ii) 1,000,000 shares of a new series of senior cumulative preferred stock of Seller as hereinafter described.

     Seller and Pioneer Natural Resources, Inc. ("Pioneer") have entered into a Purchase and Sale Agreement dated November 13, 1997 (as the same may be amended as permitted under this Agreement, the "Pioneer Purchase Agreement"), pursuant to which Seller will purchase from Pioneer certain of the oil and gas properties located in Oklahoma and the Gulf Coast Region owned by Pioneer, together with all of Pioneer's interest in and to all personal property, equipment, fixtures and data relating thereto, all as is more particularly described therein (collectively, the "Pioneer Properties"). Seller has agreed to use the consideration to be paid by Buyer for the Shares (as hereinafter defined) for, among other things, part of the purchase price under the Pioneer Purchase Agreement.

     It is the desire of Seller and Buyer that the transactions contemplated by this Purchase Agreement and the Pioneer Purchase Agreement shall close simultaneously in accordance with the terms and conditions set forth herein and therein.

                                  AGREEMENTS

     In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.1 DEFINITIONS. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

          "AFFILIATE" as applied to any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms

     "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of equity of any class or classes of such Person in any election of directors (or Persons performing similar functions) of such Person. For purposes of this Agreement (i) all executive officers and directors of a Person shall be deemed to be Affiliates of such Person, and (ii) for avoidance of doubt, Enron Corp. and its Affiliates shall be deemed to be Affiliates of Buyer.

          "CAPITALIZED LEASE OBLIGATIONS" means all payment obligations arising under any lease of property which, in accordance with GAAP, would be capitalized on Seller's or any of its Subsidiary's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should, in accordance with GAAP, be disclosed in a note to such balance sheet.

          "CERTIFICATE OF DESIGNATION" means the Certificate of Designation relating to the Series A Preferred Stock, a form of which is attached hereto as Exhibit A.

          "CHARTER" means, for any Person, such Person's certificate of incorporation, articles of incorporation or other organizational documents, as the same may be amended.

          "CLAIMS" shall have the meaning assigned to such term in Section 8.7.

          "CLOSING" shall have the meaning assigned to such term in Section 2.2.

          "CLOSING DATE" shall have the meaning assigned to such term in Section 2.2.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder, and any successor statute.

          "COMMISSION" shall have the meaning assigned to such term in Section 3.6.

          "COMMODITY PRICE RISK PROGRAM" means a program designed to benefit from, or reduce or eliminate the risk of, fluctuations in the price of hydrocarbons produced and sold from properties that are now or hereafter owned by Seller or its Subsidiaries that are or could be classified as "proved developed producing" by an independent petroleum engineering consulting firm.

          "COMMON STOCK" means the common stock, par value $.01 per share, of Seller.

          "CONSOLIDATED" refers to the consolidation of financial statements in accordance with GAAP.

          "DISCLOSURE LETTER" means that certain disclosure letter of even date herewith delivered to Buyer by Seller relating to Seller's disclosures in connection with its representations and warranties hereunder.

          "ENVIRONMENTAL LAWS" means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which Seller or any Subsidiary conducts business or at any time has conducted business, or where any of their properties or operations or the Pioneer Properties are located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Hazardous Materials Transportation Act, as amended, the Outer Continental Shelf Lands Act, as amended, the Coastal Zone Management Act, as amended, and other environmental conservation or protection laws. The terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that to the extent the laws of the state in which any property or operation is located has established a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with Seller or a Subsidiary of Seller would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

          "EXCHANGE ACT" shall have the meaning assigned to such term in Section 3.6.

          "FEE LETTER" means that certain letter agreement of even date herewith regarding Seller's agreement to pay a structuring fee to ECT Securities Corp.

          "GAAP" means generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

          "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, state, county, municipal, or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court, or any political subdivision thereof.

          "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

          "GRAND GULF LOI" means that certain letter of intent dated October 31, 1997 among Seller, the JEDI Entities and Grand Gulf Production L.L.C.

          "GRAND GULF TRANSACTIONS" means the transactions contemplated by the Grand Gulf LOI.

          "INADVERTENT PURCHASE" means any purchase of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, by any Subsidiary of Buyer or the JEDI Entities on or prior to the second anniversary of the Closing Date that is made (a) without the actual knowledge of such Subsidiary with respect to the restriction set forth in
     Section 8.5 hereof, and (b) without any purpose or intent to increase the percentage of the Common Stock owned or controlled by Buyer and its Affiliates.

          "INDEBTEDNESS" means, with respect to any Person, the principal of, premium, if any, and interest on: (a) indebtedness for money borrowed from others whether or not evidenced by notes, bonds, debentures or otherwise;
     (b) indebtedness of another Person guaranteed, directly or indirectly, in any manner by such Person, including, without limitation, through an agreement, contingent or otherwise, (i) to purchase or pay any such indebtedness, (ii) to advance or supply funds for the purchase or payment of such indebtedness, (iii) to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such other Person to make payment of such indebtedness or to assure the owners of the indebtedness against loss, or (iv) to maintain working capital, equity capital or other financial condition of such other Person so as to enable it to pay such indebtedness; (c) all indebtedness secured by any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of Seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; (e) all obligations of such Person issued or assumed for the deferred purchase price of property or services, including all trade credit, to the extent such obligations have remained outstanding in excess of sixty days; (f) Capitalized Lease Obligations and the present value of all future lease payments under a lease other than Capitalized Lease Obligations; (g) all unfunded post-retirement and postemployment benefits including, without limitation, unfunded pension liabilities; (h) mandatory redemption or mandatory dividend rights on ordinary shares (or other equity); (i) obligations of discontinued businesses that are subsumed within the single-sum amount of the net assets of the discontinued operations being held for sale, and (j) all obligations of such Person under or with respect to letters of credit.

          "INTERIM BALANCE SHEET" shall have the meaning assigned to such term in Section 3.6.

          "INTERMEDIARY" shall have the meaning assigned to such term in Section 8.1.

          "JEDI ENTITIES" means Joint Energy Development Investments Limited Partnership and JEDI Hydrocarbons Investments I Limited Partnership

          "KNOWLEDGE" or "KNOWN" means, with respect to Seller, those individuals listed in Section 1.1 of the Disclosure Letter, individually or collectively, have conducted such investigations and inquiries that they reasonably believe to be most likely to confirm the truth and accuracy of the matter being represented and warranted (or have caused such investigations and inquiries to be made under their supervision) and, after evaluating the findings of such investigation and inquiries either (a) know that the matter being represented is true and accurate or (b) have no reason to believe that the matter being represented and warranted is not true and accurate.

          "LIEN" means, with respect to any Person, any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

          "MATERIAL ADVERSE EFFECT" means any change or event that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), business, results of operations or prospects of Seller and its Subsidiaries on a Consolidated basis assuming the consummation of the Pioneer Transactions, (b) the ability of Seller to meet its obligations under this Agreement or with respect to the payment of dividends on, or redemption of, the Series A Preferred Stock on a timely basis or (c) the consummation of the transactions contemplated hereby; provided, however, that any change or event resulting from (i) changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products,
     (ii) changes in general economic conditions, including general stock market conditions and interest rate changes or (iii) the adverse determination of any pending litigation disclosed in the Disclosure Letter shall not constitute a Material Adverse Effect.

          "PERMITS" means all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of Seller and its Subsidiaries as currently conducted and as proposed to be conducted by Seller and its Subsidiaries after the Closing.

          "PERMITTED LIENS" means (a) Liens created pursuant to the Seller Senior Credit Facility, (b) Liens for taxes not yet due and payable, (c) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable, and
     (d) such imperfections or irregularities of title, if any, as (i) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (ii) do not and will not materially interfere with either the present or intended use of such property, and (iii) do not and will not, individually or in the aggregate, materially interfere with the conduct of Seller's or its Subsidiaries current or proposed operations.

          "PERSON" means an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a Governmental Authority.

          "PIONEER" shall have the meaning assigned to such term in the recitals hereof.

          "PIONEER PURCHASE AGREEMENT" shall have the meaning assigned to such term in the recitals hereof.

          "PIONEER PROPERTIES" shall have the meaning assigned to such term in the recitals hereof.

          "PIONEER TRANSACTIONS" means the transactions contemplated by the Pioneer Purchase Agreement.

          "PLAN" shall have the meaning assigned to such term in Section 3.13(a)(i).

          "SEC DOCUMENTS" shall have the meaning assigned to such term in
     Section 3.6.

          "SECURITIES ACT" shall have the meaning assigned to such term in
     Section 3.6.

          "SELLER SENIOR CREDIT FACILITY" means that certain First Amended and Restated Credit Agreement to be entered into by Seller, as the borrower and Bank One Texas, N.A., as the lender, in connection with the funding of the acquisition of the Pioneer Properties.

          "SERIES A PREFERRED STOCK" means the Series A Preferred Stock, par value $0.01, having the relative rights, preferences, privileges and limitations set forth in the Certificate of Designation.

          "SHARES" shall have the meaning assigned to such term in Section 2.1.

          "SUBSIDIARY" means, as to any Person, any corporation, company, association, partnership, limited liability company or other business entity of which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries.

                                  ARTICLE II.


                     SALE AND PURCHASE OF SHARES; CLOSING
                     ------------------------------------

     2.1 SALE AND PURCHASE OF SHARES. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations, warranties, and covenants of the parties set forth herein or in any document delivered pursuant hereto, at the Closing (a) Seller agrees to deliver to Buyer, and Buyer agrees to accept, 1,600,000 shares of Common Stock for $6.25 per share, and (b) Seller agrees to deliver to Buyer, and Buyer agrees to accept, 1,000,000 shares of Series A Preferred Stock for $10.00 per share of such Series A Preferred Stock. The shares of Common Stock and Series A Preferred Stock to be acquired by Buyer hereunder are hereinafter referred to as the "Shares."

     2.2 CLOSING. The closing of the sale and purchase of the Shares (the "Closing") will occur on the earlier to occur of (i) January 15, 1998, and (ii) the date of the closing of the Pioneer Transactions (the "Closing Date"), or on such other date as may be agreed by the parties, at the offices of Vinson & Elkins L.L.P. At the Closing, Seller will, upon receipt of the purchase price for the Shares by wire transfer of immediately available funds to an account designated by Seller, or by such other method as is mutually agreed to by the Buyer and Seller, deliver to Buyer (or its designee) the Shares, duly executed and registered in the name of Buyer or its designee. Prior to the Closing, Seller shall have filed with the Secretary of State of Delaware the Certificate of Designation.

                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     3.1 CORPORATE EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently owns, operates and holds under lease. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. On or before the date hereof Seller has delivered to Buyer's counsel true and complete copies of Seller's Certificate of Incorporation and bylaws, together with all amendments thereto. Except for the Certificate of Designation, no other amendment to Seller's Certificate of Incorporation has been approved by the Board of Directors or stockholders of the Corporation or filed with the Delaware Secretary of State.

     3.2 CORPORATE POWER AND AUTHORIZATION. Seller is duly authorized and empowered to issue the Shares and to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby and thereby. All action on Seller's part requisite for the due issuance of the Shares and for the due execution, delivery, and performance of this Agreement has been duly and effectively taken. The execution and delivery of this Agreement and the consummation of the transactions to be performed by Seller have been duly and validly authorized by all necessary action on the part of the Board of Directors of Seller, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement by Seller or to consummate the transactions to be performed by Seller, other than filing the Certificate of Designation with the Secretary of State of Delaware prior to the Closing Date.

     3.3 BINDING OBLIGATIONS. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. When issued to Buyer at the Closing upon payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and nonassessable and free and clear of any Liens.

     3.4 NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and contemplated hereby, and the fulfillment by Seller of the terms hereof, will not (a) conflict with or result in a breach of any provision of the Charter or bylaws or other organizational document of Seller or any of its Subsidiaries, (b) result in any default or in any material modification of the terms of any material contract, agreement, obligation, commitment applicable to Seller or its Subsidiaries, or the creation of any Lien upon any of the properties or assets owned by Seller or any of its Subsidiaries, (c) require any consent or approval (which has not been obtained or waived) under any Permit or any note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease or material instrument or material obligation to which Seller or any of its Subsidiaries is a party or by which Seller or any of its Subsidiaries may be bound, or (d) violate any Governmental Requirement or Permit applicable to Seller or any of its Subsidiaries.

     3.5 CONSENTS. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any contracts, agreements, or instruments by which Seller or any of its Subsidiaries is bound or to which it or any of its Subsidiaries is subject, and required in connection with Seller's valid execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby has been obtained or made. To the knowledge of Seller and its Subsidiaries and except as would not have a Material Adverse Effect, upon the consummation of the Pioneer Transactions, all consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any contracts, agreements, or instruments by which Seller or any of its Subsidiaries will be bound or to which it or any of its Subsidiaries will be subject, with respect to the Pioneer Properties, shall have been obtained or made.

     3.6 SEC DOCUMENTS AND FINANCIAL STATEMENTS. (a) Seller and its predecessor, TGX Corporation ("TGX"), have filed with the Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by them since January 1, 1994 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Seller and TGX included in the SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the Consolidated financial position of Seller or TGX, as the case may be, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The Consolidated balance sheet for Seller included in its quarterly report on Form 10-Q dated September 30, 1997 is referred to herein as the "Interim Balance Sheet".

     (b) Since September 30, 1997, there has been no Material Adverse Effect with respect to Seller.

     3.7 LIABILITIES; INDEBTEDNESS. Except for liabilities incurred in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect, Seller and its Subsidiaries do not have (and, to the knowledge of Seller and its Subsidiaries, upon the consummation of the Pioneer Transactions, will not have) any liabilities, direct or contingent (including but not limited to liability with respect to any Plan or, to Seller's knowledge, any Environmental Law) other than those provided for in the Interim Balance Sheet or disclosed in Section 3.7 of the Disclosure Letter. Except as would not have a Material Adverse Effect, Seller and its Subsidiaries have (and to the knowledge of Seller and its Subsidiaries, upon the consummation of the Pioneer Transactions, will have) no Indebtedness other than the Indebtedness disclosed in Section 3.7 of the Disclosure Letter.

     3.8 LITIGATION. Except as disclosed in Section 3.8 of the Disclosure Letter, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Seller, threatened against Seller or any of its Subsidiaries or any material property of Seller or any Subsidiary thereof before any Governmental Authority
(i) which challenges the validity of this Agreement, or (ii) which, if adversely determined, would have a Material Adverse Effect. To the knowledge of Seller, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or threatened affecting the Pioneer Properties before any Governmental Authority which if adversely determined, would have a Material Adverse Effect.

     3.9  MATERIAL CONTRACTS AND COMMITMENTS.  (a)  Except as set forth in
Section 3.9 of the Disclosure Letter and except for the Pioneer Purchase Agreement and the agreements relating to the Grand Gulf Transactions, Seller and its Subsidiaries have no (i) employment or consulting contracts involving annual payments by Seller or its Subsidiaries in excess of $100,000 and not cancelable without liability on sixty days' notice or less; (ii) capital redemption or purchase agreements; (iii) agreements providing for the indemnification of other parties for such parties' negligence or other fault (except for such obligations incurred in the ordinary course of business as an operator of oil and gas properties, including obligations under master service agreements, drilling contracts and similar agreements) or the sharing of the tax liability of other parties; (iv) collective bargaining agreements; (v) any gas sales or purchase contract, gas marketing agreement or transportation agreement under which Seller or its Subsidiaries is the seller, which contract or agreement is for a term of greater than one year and provides for a fixed price; (vi) any agreement for capital expenditures, the acquisition of commodities, equipment or material or the construction of fixed assets which requires aggregate future payments by Seller or its Subsidiaries in excess of $250,000; (vii) any agreement for, or that contemplates, the sale of any interest in oil or gas leases which involves payment (including property received in exchange or other non-cash consideration) to Seller or its Subsidiaries in excess of $500,000; (viii) any agreement which requires future payments by Seller or its Subsidiaries in excess of $500,000 which is not otherwise specifically disclosed herein; (ix) agreements containing covenants limiting or restricting the freedom of Seller or its Subsidiaries to compete in any line of business or territory or with any person or entity; (x) area of mutual interest agreements binding Seller or its Subsidiaries, (xi) futures, hedge, swaps, collars, puts, calls, floors, caps, options or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, or (xii) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for the borrowing of money or any related security agreements (other than relating to the Indebtedness described on Section 3.7 of the Disclosure Letter) (collectively, "Material Contracts"). Except as set forth in Section 3.9 of the Disclosure Letter hereof or as specifically disclosed in the Pioneer Purchase Agreement, Seller has no knowledge of any agreements of the types described in subsections (i)-(xii) above that will be applicable to Seller or its Affiliates upon the consummation of the Pioneer Transactions. None of the Material Contracts have been amended or modified except as set forth in Section 3.9 of the Disclosure Letter.

     (b) All of the Material Contracts and the Pioneer Purchase Agreement are in full force and effect and constitute legal, valid and binding obligations of Seller or its Subsidiaries, as applicable, and, to the knowledge of Seller, the other parties thereto, enforceable in accordance with their respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Neither Seller (or Seller's Subsidiaries, if applicable) nor, to the knowledge of Seller, any other party to any Material Contract or the Pioneer Purchase Agreement, is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of Seller (or Seller's Subsidiaries, if applicable) or, to the knowledge of Seller, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) Neither Seller nor its Subsidiaries has any government contracts or subcontracts.

Seller has provided counsel to Buyer with a true and complete copy of each contract, agreement and instrument listed in Section 3.9 of the Disclosure Letter or has otherwise made such documents available for Buyer to review.

     3.10 TITLE TO PROPERTIES AND ASSETS; LEASES.  (a) Except as set forth in
Section 3.10 of the Disclosure Letter or as would not have a Material Adverse Effect, (i) Seller or its Subsidiaries has defensible title to all of its properties and assets (real and personal, tangible and intangible) reflected on the Interim Balance Sheet, and (ii) to the knowledge of Seller, upon the consummation of the Pioneer Transactions and the filing of the assignments from Pioneer to Seller covering the Pioneer Properties in the appropriate county/parish records, Seller will have defensible title to the Pioneer Properties, in each case free and clear of all Liens except the Permitted Liens. To Seller's knowledge, all equipment now owned by Seller or its Subsidiaries (or included in the Pioneer Properties) which is necessary to the business of Seller or its Subsidiaries is in good condition and repair (ordinary wear and tear excepted), except where the failure to be in good condition and repair would not have a Material Adverse Effect.

     (b) Except as set forth in Section 3.10 of the Disclosure Letter, but only to the knowledge of Seller or its Subsidiaries with respect to oil and gas leases not operated by any of Seller or its Subsidiaries and the Pioneer Properties, the oil and gas leases in which Seller or its Subsidiaries own an interest (and, upon the acquisition of the Pioneer Properties, will own an interest) (i) have been (and, upon the acquisition of the Pioneer Properties, to the knowledge of Seller will have been) maintained according to their terms and in compliance with all material agreements to which such oil and gas leases are subject, except where the failure to be so maintained or any noncompliance would not have a Material Adverse Effect, and (ii) are (and, upon the acquisition of the Pioneer Properties, will be) in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect.

     (c) All royalties, overriding royalties, compensatory royalties and other payments due with respect to the oil and gas properties of Seller and its Subsidiaries have been properly and correctly paid, except where the failure to make such payment would not have a Material Adverse Effect. To the knowledge of Seller and its Subsidiaries, upon the acquisition of the Pioneer Properties, all royalties, overriding royalties, compensatory royalties and other payments due with respect to such properties shall have been properly and correctly paid, except where the failure to make such payment would not have a Material Adverse Effect.

     3.11 COMPLIANCE WITH THE LAW. Neither Seller nor any of its Subsidiaries
(i) is (or to the knowledge of Seller and its Subsidiaries, upon the consummation of the Pioneer Transactions, will be) in violation of any Governmental Requirement or (ii) has failed to obtain any Permit, necessary to the ownership of any of their respective properties or the conduct of their respective business, except where a violation or failure would not have a Material Adverse Effect. Upon the consummation of the Pioneer Transactions, Seller will have obtained all Permits known to Seller to be necessary to the ownership of the Pioneer Properties, except where the failure to obtain such Permits would not have a Material Adverse Effect.

     3.12 TAXES. Seller and its Subsidiaries (i) have filed all tax returns and reports ("Tax Returns") required to be filed by or with respect to Seller or any of its Subsidiaries, (ii) have included all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, and (iii) have paid all taxes, assessments, fees, imposts, duties or other charges, including any interest and penalties, (all collectively referred to herein as "Taxes") due with respect to such Tax Returns. There is no claim against Seller or any of its

Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Seller or any of its Subsidiaries which would have a Material Adverse Effect.

     3.13 EMPLOYEE BENEFIT MATTERS. (a) Definitions. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (i)    Plan:  Each "employee benefit plan," as such term is defined in
     Section 3(3) of ERISA, including, but not limited to, any employee benefit plan that may be exempt from some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by Seller or any of its Subsidiaries for the benefit of the employees, former employees, independent contractors, or agents of Seller or any of its Subsidiaries, or has been so sponsored, maintained or contributed to since 1974.

          (ii) Benefit Program or Agreement: Each personnel policy, stock option plan, collective bargaining agreement, workers' compensation agreement or arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding, which is not described in Section 3.13(a)(i) and which is sponsored, maintained, or contributed to by Seller or any of its Subsidiaries for the benefit of the employees, former employees, independent contractors, or agents of Seller or any of its Subsidiaries, or has been so sponsored, maintained, or contributed to since 1974.

          (iii) Benefit Plans: Collectively, the Plans and Benefit Programs or Agreements.

(b)  Employee Benefit Plan Compliance.


          (i) Neither Seller nor any corporation, trade, business, or entity under common control with Seller, within the meaning of Section 414(b),
     (c), (m), or (o) of the Code or Section 4001 of ERISA, ("Commonly Controlled Entity") contributes to or has an obligation to contribute to, nor has Seller or any Commonly Controlled Entity at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA; and

          (ii) All obligations, whether arising by operation of law or by contract, required to be performed in connection with the Benefit Plans have been performed, and there have been no defaults, omissions, or violations by any party with respect to any Benefit Plan or law applicable thereto.

          (iii) Each Plan that is intended to be qualified under Section 401(a) of the Code (A) satisfies the requirements of such Section, (b) has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status and covering amendments required under the Tax Reform Act of 1986 ("TRA '86"), the Unemployment Compensation Amendments of 1992, the Omnibus Reconciliation Act of 1993, the final nondiscrimination regulations under
     Section 401(a)(4) of the Code, and all other amendments required to be filed within the TRA '86 remedial amendment period described in Internal Revenue Procedure 95-12 (the "TRA '86 Amendments") (or the TRA '86 Amendments to such Plans have been timely made and filed with the IRS for such a determination letter), and (C) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such qualified status.

     (c) NO ADDITIONAL RIGHTS OR OBLIGATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Seller or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would or
(B) create or give rise to any additional vested rights or service credits under any Benefit Plan.

     (d) NO ADDITIONAL SEVERANCE. Neither Seller nor any of its Subsidiaries is a party to any agreement, nor has Seller or any of its Subsidiaries established any policy or practice requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for Seller upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

     (e) NO EXCESS PARACHUTE PAYMENTS. In connection with the consummation of the transaction contemplated by this Agreement, no payments have or will be made under the Benefit Plans which, in the aggregate, would result in imposition of the sanctions imposed under Section 280G or Section 4999 of the Code.

     3.14 INVESTMENT COMPANY ACT. Neither Seller nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Seller nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.16 NO RESTRICTIONS ON AFFILIATES. Except for any existing agreement between Seller (or a Subsidiary of Seller) and an Affiliate of Buyer that imposes restrictions or limitations on such Affiliate of Buyer, neither Seller nor any of its Subsidiaries is (and, to the knowledge of Seller and its Subsidiaries, upon consummation of the Pioneer Transactions, will be) a party to any agreement that would purport to impose restrictions or limitations on Buyer or any of its Affiliates.

     3.17 CAPITALIZATION.  The authorized capital stock of Seller consists of
(i) 20,000,000 shares of Common Stock, of which 4,281,471 shares are issued and outstanding and an additional 450,000 shares are reserved for issuance under the Sheridan 1997 Flexible Incentive Plan and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued or are outstanding. Section 3.17 of the Disclosure Letter sets forth the name and address of each person known to Seller to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except for the shares of Common Stock and warrants to purchase Common Stock to be issued in connection with the Grand Gulf Transactions and up to 450,000 shares of Common Stock reserved for issuance upon purchases of shares of Common Stock under the Sheridan 1997 Flexible Incentive Plan, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any capital stock of Seller or its Subsidiaries. All of the outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.

     3.18 SUBSIDIARIES. (a) Section 3.18 of the Disclosure Letter contains (except as noted therein) a complete and correct list of Seller's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Seller and each other Subsidiary. Except for the Subsidiaries, Seller does not own (and, upon the consummation of the Pioneer Transactions will not own), directly or indirectly, any interest or investment in any corporation, association, joint venture, partnership, limited liability company or other business organization, firm or enterprise of any character, other than interests under any joint operating agreement of oil and gas property that expressly provides the relationship of the parties created by such agreement is not intended to render the parties thereto liable as partners. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification necessary.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Section 3.18 of the Disclosure Letter as being owned by Seller and its Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned by Seller or such other Subsidiaries free and clear of any Liens (except as otherwise disclosed in Section 3.18 of the Disclosure Letter).

     (c) No Subsidiary of Seller is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to Seller or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     3.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.19 of the Disclosure Letter:

          (a) to the knowledge of Seller and its Subsidiaries, the properties and operations of Seller and its Subsidiaries are not, and upon the consummation of the Pioneer Transactions, the Pioneer Properties will not be, in violation of any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to health or the environment, except where a violation would not have a Material Adverse

     Effect, nor are there, and upon consummation of the Pioneer Transactions will there be, any conditions existing on such property or resulting from operations thereon that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for any condition that would not have a Material Adverse Effect;

          (b) without limitation of Section 3.19(a) above, Seller and its Subsidiaries are not subject to any pending or, to the knowledge of Seller, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

          (c) except as would not have a Material Adverse Effect, to the knowledge of Seller all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Seller and its Subsidiaries under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and Seller and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d) except as would not have a Material Adverse Effect, all hazardous substances or solid wastes generated by or as a result of operations on properties owned by Seller and its Subsidiaries (and to the knowledge of Seller, upon the consummation of the Pioneer Transactions, on the Pioneer Properties) and requiring disposal have been transported only by carriers maintaining valid authorizations under applicable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under applicable Environmental Laws, and, to the knowledge of Seller, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (e) except as would not have a Material Adverse Effect, to the knowledge of Seller there are (and, upon consummation of the Pioneer Transactions, there will be) no asbestos-containing materials on or in any property owned or used by Seller and its Subsidiaries, and there are (and, upon consummation of the Pioneer Transactions, there will be) no storage tanks or similar containers exceeding 55 gallons in size on or under any such properties from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment;

          (f) without limiting the foregoing, to the knowledge of Seller there is (and upon consummation of the Pioneer Transactions, there will be) no material liability (accrued or contingent) to any non-governmental third party in tort or under common law in connection with any release or threatened release of any hazardous substances, solid wastes, petroleum, petroleum products, and oil and gas exploration and production wastes into the environment as a result of operations conducted on its properties and the Pioneer Properties; and

          (g) Section 3.19 of the Disclosure Letter also separately lists for Seller and each Subsidiary any and all Claims against or affecting it and relating to the release, discharge or emission of any hazardous substance, or to the generation, treatment, storage or disposal of any wastes, or otherwise relating to the protection of the environment or to the non-compliance with any notices, permits, licenses, consent decrees or other authorization and the disposition of each such Claim. With respect to each such pending or prior matter, Section
     3.19 of the Disclosure Letter hereto lists the date of the Claim, the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as set forth on Section 3.19 of the Disclosure Letter, neither Seller nor any Subsidiary has received any written notice that it is a potentially responsible party under any Environmental Laws.

     3.20 INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.   Seller and its
Subsidiaries (i) own or have the right to use, free and clear of all Liens, all patents, trademarks, service marks, trade names, and copyrights, and all applications, licenses, and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs, and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted and as proposed to be conducted following the consummation of the Pioneer Transactions, without infringing upon or violating any right, Lien, or claim of others, and (ii) except as described in Section
3.20 of the Disclosure Letter, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     3.21 NO PUBLIC OFFER. Neither Seller nor anyone acting on its behalf has offered to any Person securities of Seller, nor any part thereof, nor any instruments convertible, exercisable, or exchangeable into such securities, or has solicited from any Person any offer to acquire the same, in a manner so as to make the transactions contemplated by this Agreement not exempt from the registration requirements of Section 5 of the Securities Act.

     3.22 INSURANCE. Seller has previously provided to Buyer true and complete copies of all of Seller's and its Subsidiaries' insurance policies. Seller has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Seller has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened.

     3.23 CERTAIN TRANSACTIONS. Except as set forth on Section 3.24 of the Disclosure Letter, (a) neither Seller nor any of its Subsidiaries is indebted directly or indirectly to any of its officers, directors or stockholders or to their respective spouses or children in any amount whatsoever, (b) none of such officers, directors or stockholders, or any members of their immediate families, are indebted to Seller or any of its Subsidiaries, and (c) no officer, director or stockholder, or any member of his immediate family, has a direct or indirect financial interest in any material contract with Seller or any of its Subsidiaries.

     3.24 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds from the issuance of Shares will be used by Seller only in accordance with the provisions of
Section 8.2 hereof. No part of the proceeds from the issuance of Shares will be used by Seller to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the purchase of the Shares nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

     3.25 PLUGGING AND ABANDONMENT OBLIGATIONS.  Except as set forth in Section
3.25 of the Disclosure Letter and as would not have a Material Adverse Effect, there is no well located upon any property owned by Seller or its Subsidiaries (and to the knowledge of Seller and its Subsidiaries, upon the acquisition of the Pioneer Properties, there will be no well located upon the Pioneer Properties) that Seller or its Subsidiaries is currently obligated (or would be obligated immediately following the acquisition of the Pioneer Properties) by law or contract to plug and abandon.

     3.26 NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any certificates or documents made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the knowledge of Seller, there is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of Seller or any of its Subsidiaries or the Pioneer Transactions that has not been disclosed to Buyer in writing by Seller which would result in a Material Adverse Effect.

     3.27 PIONEER TRANSACTIONS. Except as set forth in Section 3.27 of the Disclosure Letter or as would not have a Material Adverse Effect, neither Seller nor its Subsidiaries has any knowledge of any fact, event, condition or circumstance that would cause (i) the representations (without regard to any materiality or material adverse effect qualifications in such representations) made by Pioneer under the Pioneer Purchase Agreement to be untrue, or (ii) the representations (without regard to any materiality or material adverse effect qualifications in such representations) made by Seller in this Article III to be untrue upon the consummation of the transactions contemplated by the Pioneer Purchase Agreement.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

Buyer represents and warrants to Seller as follows:

     4.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     4.2 CORPORATE POWER AND AUTHORIZATION. Buyer is duly authorized and empowered to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby and thereby. All action on Buyer's part requisite for the due execution, delivery, and performance of this Agreement has been duly and effectively taken. The execution and delivery of this Agreement and the consummation of the transactions to be performed by Buyer have been duly and validly authorized by all necessary action on the part of the Board of Directors of Buyer, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement by Buyer or to consummate the transactions to be performed by Buyer.

     4.3 BINDING OBLIGATIONS. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     4.4 NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and contemplated hereby, and the fulfillment by Buyer of the terms hereof, will not (a) conflict with or result in a breach of any provision of the Charter or bylaws or other organizational document of Buyer, (b) result in any default or in any material modification of the terms of any material contract, agreement, obligation, commitment applicable to Buyer, (c) require any consent or approval (which has not been obtained or waived) under any material instrument or material obligation to which Buyer is a party or by which Buyer may be bound, or (d) violate any Governmental Requirement applicable to Buyer.

     4.5 PURCHASE FOR INVESTMENT. Buyer is acquiring the Shares for its own accounts and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Buyer acknowledges that the Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

     4.6 FEES AND COMMISSIONS. Buyer has not retained any Intermediary in connection with the transactions contemplated by this Agreement.

                                  ARTICLE V.

                                   COVENANTS
                                   ---------

     The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     5.1 GENERAL. Each of the parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and to make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI).

     5.2 NOTICES AND CONSENTS. Seller will give any notices to third parties, and will use all reasonable efforts to obtain all third party consents, that are required for the consummation of the transactions contemplated hereby.

     5.3 OPERATION OF BUSINESS. Seller covenants and agrees that, unless otherwise expressly contemplated by this Agreement (including Seller's performance under the terms of the Pioneer Purchase Agreement, the execution of the Seller Senior Credit Facility and the execution and consummation of agreements relating to the Grand Gulf Transactions) or consented to in writing by Buyer, (x) Seller will:

          (a) operate its business only in the usual and ordinary course consistent with past practices;

          (b) preserve its business and properties, including its present operations, leases, working conditions and relationships with lessors, licensors, suppliers, customers and employees;

          (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

          (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained;

and (y) Seller will not:

          (a) make any declaration for setting aside or payment of dividends or distributions in respect of shares of Common Stock or any redemption, purchase or other acquisition of any of its securities;

          (b) make any capital expenditures, or commit to make any capital expenditures, other than in the ordinary course of business;

          (c) except for borrowings under the Seller Senior Credit Facility or the incurrence of other obligations in the ordinary course of business (other than debt for borrowed money), incur any Indebtedness; and

          (d) amend or modify its Charter (except as set forth in the Certificate of Designation) or, without the written consent of Buyer, the Pioneer Purchase Agreement.

     5.4 FULL ACCESS. Seller will permit representatives of Buyer to have full access at reasonable times during normal business hours, in a manner that will not interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to Seller and, to the extent it has the right to do so, the Pioneer Properties.

     5.5 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its representations and warranties under this Agreement. Seller shall give Buyer prompt written notice of any breach by Pioneer of its representations, warranties or covenants under the Pioneer Purchase Agreement.

                                  ARTICLE VI.

                              CLOSING CONDITIONS
                              ------------------

     6.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          (a) the representations and warranties contained in Article III, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date as though such representations and warranties had been made at and as of that time;

          (b) Seller shall have performed and complied with all of the covenants and agreements hereunder in all material respects through the Closing;

          (c) no action suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement; and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

          (d) the conditions to the closing of the Pioneer Transactions set forth in the Pioneer Purchase Agreement shall have been satisfied without having been waived, no event or circumstance shall exist that would give Seller the right to terminate the Pioneer Purchase Agreement and the Pioneer Transactions shall have been consummated;

          (e) the terms of the transactions contemplated by the Seller Senior Credit Facility shall be in accordance with the terms and conditions set forth in the commitment dated November 20, 1997 from Bank One Texas, N.A. to Seller and such transactions shall have been consummated and the amounts thereunder that are necessary for the acquisition of the Pioneer Properties shall have been funded by the lender;

          (f) the Certificate of Designation shall have been filed with the Secretary of State of Delaware prior to the Closing Date.

          (g) there shall have not occurred any events or developments, individually or in the aggregate, resulting in a Material Adverse Effect;

          (h) Seller shall have paid all amounts payable pursuant to the Fee Letter;

          (i) if requested by Buyer, two designees of Buyer shall have been appointed to the Board of Directors of Seller;

          (j) all consents and approvals required for the consummation of the transactions contemplated hereby shall have been obtained;

          (k) the Board of Directors of Seller shall have adopted and approved a Commodity Price Risk Program covering a period of one to three years, which program shall be in written form and shall be mutually acceptable to Seller and Buyer;

          (l) Seller shall have delivered to Buyer a certificate from an officer of Seller to the effect that each of the conditions specified above in Section 6.1(a)-(k) is satisfied in all respects;

          (m) Seller and Buyer shall have entered a Shareholders' Agreement with Seller's shareholder, Jeffrey E. Susskind and his spouse (the "Susskinds"), providing for an agreement by the Susskinds not to sell, transfer or otherwise dispose of more than 10% of their shares of Common Stock for a period of one year after the Closing Date and to vote their shares for Buyer's nominees to Seller's Board of Directors, in the form attached hereto as Exhibit B;

          (n) Buyer shall have received an opinion of Winstead Sechrest & Minick P.C., dated as of the Closing Date, that addresses the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.14, 3.15, the first sentence in
     3.17 and 3.21 hereof, including such exceptions and assumptions as are customary in such opinions, in form and substance reasonably acceptable to Buyer.

     6.2 CONDITIONS TO OBLIGATION OF SELLER. The obligations of Seller to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions:

          (a) the representations and warranties contained in Article IV, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date as though such representations and warranties had been made at and as of that time;

          (b) Buyer shall have performed and complied with all of the covenants hereunder in all material respects through the Closing;

          (c) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect; and

          (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects.

          (e) Seller shall have received an opinion of (i) Julia Heintz Murray, General Counsel of Buyer, addressing the matters set forth in Section 4.1 and 4.2, and (ii) Vinson & Elkins L.L.P. addressing the matters set forth in Section 4.4, in each case, dated as of the Closing Date and including such exceptions and assumptions as are customary in such opinions, in form and substance reasonably acceptable to Seller.

                                 ARTICLE VII.

                              REGISTRATION RIGHTS
                              -------------------

     The following provisions govern the registration of Seller's securities:

     7.1 DEFINITIONS. As used in this Article VII, the following terms have the following meanings:

          "HOLDERS" means the holders of Registrable Shares (which initially shall be Buyer and/or its designee) and shall include transferees to whom Holders are permitted to assign rights hereunder pursuant to
          Section 7.9.

          "INITIATING HOLDERS" shall mean Holders holding no less than 250,000 Registrable Shares.

          "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

          "REGISTRABLE SHARES" means the shares of Common Stock issued by Seller to Buyer pursuant to this Agreement, and any shares of Common Stock (including shares of Common Stock issuable upon the exercise of options, warrants or other convertible or exchangeable securities) received on or after the date hereof by Buyer (or any Affiliate of Buyer) from Seller or otherwise in a transaction not involving a public offering within the meaning of the Securities Act.

     7.2 PIGGYBACK REGISTRATION. If Seller at any time proposes to register any shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), other than in a demand registration pursuant to
Section 7.3 of this Agreement and other than in a registration on Form S-4 or Form S-8, it shall give notice to the Holders of such intention 20 days prior to the filing of a registration statement with respect to such shares. Upon the written request of any Holder given within 20 days after receipt of any such notice, Seller shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 7.2, if the managing underwriter advises Seller that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares that may be included in such registration and the reduced number of shares, if any, to be sold shall be allocated among the Seller, participating Holders and other persons participating in such registration in proportion to the number of shares proposed to be sold by each party prior to the imposition of a limitation by the managing underwriter. The rights of a Holder to participate in a registration pursuant to this Section 7.2 shall terminate at such time as such Holder hold less than 2% of the outstanding shares of Common Stock.

     7.3 DEMAND REGISTRATION. At any time and from time to time, one or more Initiating Holders may request in writing that all or part of the Registrable Shares shall be registered for sale under the Securities Act. Within 5 days after receipt of any such request, Seller shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide Seller with written requests for inclusion therein within 15 days after the receipt of Seller's notice. Thereupon, Seller shall effect the registration of all Registrable Shares as to which it has received requests for registration specified in the request for registration. Seller shall not be required to effect any such registration prior to the first anniversary date hereof; provided, however, that the Initiating Holders may request registration hereunder prior to the first anniversary hereof and in such event Seller shall undertake to issue the notices referred to herein prior to such first anniversary so as to permit the filing of registration statement promptly after such first anniversary. Notwithstanding any other provision of this Article VII, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares to be offered by Seller or by shareholders other than the Holders, and second, to the extent necessary, and only if all shares to be offered by Seller and by shareholders other than Holders have been excluded, Registrable Shares. Seller may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to this
Section 7.3 and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 7.3. Seller shall not be required to effect more than three registrations pursuant to this Section 7.3.

     7.4 DELAY IN REGISTRATION. If Seller shall furnish to the Holders a certificate signed by the President of Seller stating that in the good faith judgment of the Board of Directors of Seller it would be seriously detrimental to Seller for a registration statement to be filed at such time or would materially adversely affect a pending or proposed public offering of Seller's securities, Seller shall have the right to defer the filing of a registration statement requested pursuant to Section 7.3 hereof for a period of not more than 90 days after receipt of the request of the Holders under Section 7.3; provided, however, that (i) Seller shall not utilize this right more than once in any 12-month period and (ii) except with respect to the first deferment of the filing of a registration statement required pursuant to Section 7.3 because of any pending or proposed public offering of Seller's securities, in the event of any such pending or proposed public offering of Seller's securities, up to 25% of the shares to be included in the registration for such public offering shall be Registrable Shares at the request of such Holders.

     7.5 DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to Section 7.3, the managing underwriter shall be reasonably acceptable to the Initiating Holders and Seller.

     7.6 EXPENSES. All expenses incurred in connection with any registration under Sections 7.2 or 7.3 shall be borne by Seller; provided, however, that (i) each of the Holders participating in such registration shall pay its pro rata portion of the fees, discounts or commissions payable to any underwriter, and
(ii) the Holders participating in a third registration made pursuant to Section
7.3 shall bear their proportionate part of all SEC and NASD filing fees and one-half of all other expenses incurred in connection with any such registration.

     7.7 INDEMNITIES. In the event of any registered offering of Common Stock pursuant to this Article VII:

          (a) Seller will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with Seller's consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and Seller will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that Seller will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by a Holder to the managing underwriter specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 7.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Seller, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Holder, the underwriter or any controlling person of the selling Holder or the underwriter, and regardless of any sale in connection with such offering by the selling Holder. Such indemnity shall survive the transfer of securities by a selling Holder.

          (b) Each Holder participating in a registration hereunder will indemnify and hold harmless Seller, any underwriter for Seller, and each person, if any, who controls Seller or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Holder's consent) to which Seller or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each such Holder will reimburse Seller, any underwriter and each such controlling person of Seller or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder to the managing underwriter specifically for inclusion therein; provided, however, that the indemnity agreement contained in this subsection 7.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. In no event shall the liability of any Holder exceed the gross proceeds received by such Holder from the offering.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of subsections 7.7(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsections 7.7(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than to the extent the party to be notified is actually prejudiced thereby. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsections 7.7(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) If recovery is not available under the foregoing indemnification provisions with respect to a matter referred to in Sections 7(a) or 7(b) hereof, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances; provided that no party shall be required to contribute an amount in excess of the amount it would have been required to pay pursuant to the foregoing indemnification provisions if they had been available.

     7.8 OBLIGATIONS OF SELLER. Whenever required under this Article VII to effect the registration of any Registrable Shares, Seller shall, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

          (c) furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (e) notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material act or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Seller are then listed;

          (g) provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares in each case not later than the effective date of such registration; and

          (h) furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article VII, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Seller for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of Seller, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares.

     7.9 ASSIGNMENT OF REGISTRATION RIGHTS. Any Holder may assign all of its rights under this Article VII to any transferee who acquires 100,000 or more Registrable Shares. The transferor shall, within 20 days after such transfer, furnish Seller with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

     7.10 LOCKUPS. Each Holder agrees, so long as such Holder holds 2% or more of the outstanding shares of Common Stock, that upon request by the managing underwriter in any underwriting of Common Stock or securities convertible into or exchangeable for Common Stock, it will agree not to sell or otherwise dispose of its shares of Common Stock without the consent of such managing underwriter for such period of time (which may not exceed 180 days) from the effective date of the registration statement as may be requested by such underwriters; provided, however, that the obligations of such Holders pursuant to this Section
7.10 shall be conditioned upon the receipt by such underwriters of lockup agreements for the same period of time and on the same terms as the time period and terms requested of such Holders from each executive officer, director and holder of 10% or more of the outstanding shares of Common Stock.

     7.11 SUBSEQUENT GRANTS OF REGISTRATION RIGHTS. After the date hereof, except with respect to the Grand Gulf Transactions, Seller will not enter into any agreement granting any holder or prospective holder of any securities of Seller registration rights (i) unless such registration rights include lockup provisions which are the same as those provisions set forth in Section 7.10 hereof, and (ii) unless any demand registration rights granted to such holders or prospective holders expressly permit the Holders to participate in any such demand registration and provide for cutbacks as requested by a managing underwriter on a pro rata basis among such holders or prospective holders and any Holders electing to participate in such offering on a pro rata basis based on the number of shares for which registration is requested.

                                 ARTICLE VIII.

                               OTHER PROVISIONS
                               ----------------

     8.1 FEES AND COMMISSIONS. Seller agrees to pay, and to indemnify and hold harmless Buyer from and against liability for, any compensation to any finder, broker, agent, financial advisor, or other intermediary (collectively, an "Intermediary") in connection with the transactions contemplated by this Agreement , and the fees and expenses of defending against such liability or alleged liability. Seller further agrees to pay to Buyer on demand and whether or not the transactions contemplated by this Agreement are consummated, all legal, professional and other bills and costs incurred by Buyer and its Affiliates in connection with the negotiation and preparation of this Agreement and the evaluation of, and due diligence investigation with respect to, the transactions contemplated hereby (including, without limitation, survey, title due diligence and filing fees and expenses, whether incurred by Buyer, its Affiliates or counsel or other third party professionals); provided, however, Seller shall only be liable for the first $75,000 of Buyer's third party legal fees and 50% of such legal fees that exceed $75,000. Seller shall also pay all the amounts required to be paid by Seller in accordance with the Fee Letter.

     8.2 USE OF PROCEEDS. The entire amount of the cash proceeds from the issuance of the Shares shall be used by Seller on the Closing Date to pay a portion of the purchase price under the Pioneer Purchase Agreement and for general corporate purposes.

     8.3 NO RESTRICTIONS ON AFFILIATES. As long as Buyer or any of its Affiliates hold any shares of Common Stock or Series A Preferred Stock, neither Seller nor any of its Subsidiaries will enter into any agreement that would purport to impose restrictions or limitations on the business, operations or assets of Buyer or its Affiliates. For purposes of this Section 8.3, the term "Affiliate" when used to refer to Affiliates of Buyer, shall exclude Seller and its Affiliates.

     8.4 CERTAIN PUBLIC UTILITY MATTERS. Except as contemplated herein, Seller will not take any action that would be inconsistent with the representations contained in Sections 3.15 and 3.16 hereof so long as the Buyer or its Affiliates holds any shares of Common Stock or Series A Preferred Stock. For purposes of this Section 8.4, the term "Affiliate" when used to refer to Affiliates of Buyer, shall exclude Seller and its Affiliates.

     8.5 STANDSTILL. For two years after the Closing Date, none of Buyer, the JEDI Entities or their respective Subsidiaries (a) will purchase any additional shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, other than (i) in transactions approved by the Board of Directors of Seller, (ii) the purchase of shares of Common Stock in connection with the Grand Gulf Transaction acquisition, (iii) the purchase of shares of Common Stock pursuant to the provisions of Section 8.12 hereof, or (iv) an Inadvertant Purchase, and (b) make or participate in making any solicitation of proxies to vote Common Stock of Seller or form, join or participate in a "group" for the purpose of the foregoing without the approval of the Board of Directors of the Seller. Notwithstanding anything herein to the contrary, the provisions of this Section 8.5 shall terminate and have no further force or effect if (x) at any time in which Buyer and its Affiliates hold more than 14% of the issued and outstanding shares of Common Stock, less than two designees of Buyer are elected to Seller's Board of Directors within 30 days after Buyer has requested the nomination and election of such designees, or (y) at any time in which Buyer and its Affiliates hold in the range of 7% through 14% of the issued and outstanding shares of Common Stock, one designee of Buyer is not elected to Seller's Board of Directors within 30 days after Buyer has requested the nomination and election of such designee (including as a result of the death or voluntary resignation of such a designee). Other than as expressly provided herein, Buyer will be free to exercise its rights as a stockholder, voting or otherwise, and regardless of whether the exercise of such rights might influence management, the Board of Directors or the stockholders of Seller. Buyer agrees that in the event that it transfers more than 10% of the issued and outstanding shares of Common Stock (determined as of the time of such transfer), then the transferee of such shares shall be bound by the restrictions set forth in this
Section 8.5 to the extent the same are in full force and effect at the time of such transfer.

     8.6 BUSINESS OPPORTUNITY MATTERS. (a) Seller and Buyer acknowledge and agree that neither Buyer nor any of its Affiliates shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the relationship that exists between Buyer and Seller or otherwise, from engaging in any type of business activity or owning an interest in any type of business entity, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the businesses or activities of Seller or any of its Affiliates. Without limiting the foregoing, Buyer and Seller acknowledge and agree that (i) neither Seller nor its Affiliates nor any other Person shall have any rights, by virtue of this Agreement, the relationship that exists between Buyer and Seller or otherwise, in any business venture or business opportunity of Buyer or any of its Affiliates, and neither Buyer nor its Affiliates shall have any obligation to offer any interest in any such business venture or business opportunity to Seller, any Affiliate of Seller or any other Person, or otherwise account to any of such Persons in respect of any such business ventures, (ii) the activities of Buyer or any of its Affiliates that are in direct or indirect competition with the activities of Seller or any of its Affiliates are hereby approved by Seller, and (iii) it shall be deemed not to be a breach of any fiduciary or other duties, if any and whether express or implied, that may be owed by Buyer or its Affiliates to the Seller or its Affiliates for Buyer to permit itself or one of its Affiliates to engage in a business opportunity in preference or to the exclusion of Seller, its Affiliates or any other Person.

     (b) Neither Seller or its Affiliates shall enter into any "area of mutual interest" agreement of similar agreement that could or would have the effect of binding Buyer or any of its Affiliates or their respective properties.

     (c) For purposes of this Section 8.6, the term "Affiliate" when used to refer to Affiliates of Buyer, shall exclude Seller and its Affiliates.

     8.7 INDEMNIFICATION. Seller agrees to indemnify, defend, and hold harmless Buyer and each Affiliate of Buyer from, against, and in respect of any and all claims, demands, losses, reasonable costs and expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims"), that Buyer shall incur or suffer, which arise, result from, or relate to (a) any breach of, or failure by Seller or any of its Subsidiaries to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller or any of its Subsidiaries in connection with the transactions contemplated by this

Agreement, or in the Charter of Seller or any of its Subsidiaries or (b) any claims of any applicable Governmental Authority or other Person arising under any Governmental Requirement (including without limitation any Environmental Law or regulation under ERISA).

     8.8 SURVIVAL OF TERMS; FAILURE TO CLOSE. All representations, warranties, indemnities, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of Buyer; provided, however, that any Claim with respect to the breach thereof may be made only if the party claiming such breach shall have notified the responsible party hereunder (a) in the case of the representations and warranties of Seller contained in Article 3 and of Buyer contained in Article 4 and the covenants of Seller contained in Article V, on or before first anniversary of the Closing Date, and (b) at any time, in the case of all other provisions. Notwithstanding anything herein to the contrary, in the event the Closing has not occurred on or before January 15, 1998, because one or more conditions set forth in Article VI has not been satisfied, Buyer may terminate its obligations under this Agreement by written notice to Seller; provided, however, that the provisions of Sections
8.1 and 8.7 shall survive any such termination.

     8.9 INFORMATION AND MEETINGS. For so long as Buyer and its Affiliates hold any shares of Common Stock or Series A Preferred Stock, Buyer shall be entitled to (a) receive notice of each meeting of the Board of Directors of Seller or each matter to be acted on by consent (in each case as provided for directors in the bylaws of Seller) and, so long as Buyer and its Affiliates hold 7% or more of the issued and outstanding shares of Common Stock, to have (i) two observers present at each such meeting if Buyer and its Affiliates hold more than 14% of the issued and outstanding shares of Common Stock or (ii) one observer present at each such meeting if Buyer and its Affiliates hold in the range of 7% through 14% of the issued and outstanding shares of Common Stock (and any such observers shall enter into a confidentiality agreement with the Seller providing for such observers to keep confidential any confidential or proprietary information which such observer obtains from any such meeting of the Seller's Board of Directors, provided that the information to be kept confidential shall not include information which (x) is or becomes generally available to the public other than as a result of acts by the observers, (y) was in the observers' or Buyer's, or Buyer's Affiliate's, possession prior to the date it was disclosed to the observers, or (z) is or becomes available to observers or Buyer, or Buyer's Affiliate, on a nonconfidential basis from a source other than Seller or its Subsidiaries), (b) to receive, promptly after they are produced, all management reports and management accounts relating to Seller and its Subsidiaries and (c) upon reasonable notice, to have reasonable access to the books and records of Seller and its Subsidiaries, including statutory books, minutes books, accounting records and customer lists.

     8.10 COMMODITY PRICE RISK PROGRAM. Seller shall, and shall cause its Subsidiaries to, comply with the Commodity Price Risk Program adopted by the Board of Directors of Seller on or prior to the Closing as contemplated pursuant to Section 6.1(k) hereof, and neither Seller nor any of its Subsidiary shall amend or modify such program without the prior written consent of Buyer.

     8.11 NUMBER OF BOARD OF DIRECTORS. Seller agrees that it shall not increase the size of its Board of Directors to a number greater than seven (inclusive of Buyer's two designees), unless otherwise necessary to permit the holders of the Series A Preferred Stock to exercise their rights with respect to the election of directors to serve on the Board of Directors of Seller.

     8.12 OPTION. (a) In the event that the Grand Gulf Transactions are not consummated on or before January 15, 1998, then Buyer shall have the option (the "Option") to purchase 165,000 shares of Common Stock of Seller from Seller for the price equal to the par value of each Option Share (the "Option Price"). To exercise the Option, Buyer shall deliver a written notice ("Option Notice") to Seller on or before the second business day following January 15, 1998, stating its intention to purchase the Option Stock in accordance with the terms hereof. The closing shall occur at the offices of Vinson & Elkins L.L.P. on the fifth business day after the exercise of such Option, unless Seller and Buyer agree in writing upon a different place or date. At the closing of the sale of the Option Stock from Seller to Buyer, the following actions shall occur:

          (i) Seller shall deliver a certificate or certificates for the Option Shares, duly executed and registered in the name of Buyer or its designee; and

          (ii) Buyer shall pay the Option Price to Seller in immediately available funds.

     (b) Seller agrees that, when issued to Buyer at the closing of the sale of the Option Shares upon payment of the Option Price therefor, the Option Shares will be validly issued, fully paid and non-assessable, and free and clear of any Liens.

                                  ARTICLE IX.

                                 MISCELLANEOUS
                                 -------------

     9.1 AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer (and, in the case of Article VII hereof, Buyer and each permitted transferee of Buyer or Buyer of the rights thereunto), and then such waiver or consent shall be effective only in the specific instance or for the specific purpose for which given.

     9.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and the permitted assigns of the parties hereto including, without limitation and without need of any express assignment. This Agreement and the rights and obligations of Seller shall not be assigned without the prior written consent of Buyer. Buyer may not assign or transfer any or all of its rights and obligations under this Agreement without the consent of Seller except (i) prior to the Closing, to an Affiliate with respect to which it has the power to direct or cause the direction of the management and policies of such Affiliate (whether through voting, by contract or otherwise), (ii) following the Closing, to an Affiliate, and (iii) as provided in Section 7.9 hereof.

     9.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

     9.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     9.5 GOVERNING LAW. Seller hereby consents and agrees that this Agreement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law.

     9.6 ENTIRE AGREEMENT. This Agreement, the Fee Letter and the Disclosure Letter constitutes the entire agreement among Seller and Buyer concerning the matters referred to herein and therein, and, except only with respect to the break up fee described in the commitment letter between Seller and Buyer dated November 14, 1997, supersede all prior agreements and understandings among Seller and Buyer relating to the subject matter hereof and thereof. There are no unwritten oral agreements between or among the parties.

     9.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     9.8 FURTHER COOPERATION. At any time and from time to time, and at its own expense, Seller shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as Buyer may reasonably request in order to further effect the purposes of this Agreement.

     9.9 NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

     9.10 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Buyer in exercising any right or remedy under this Agreement and no course of dealing among Seller and Buyer shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies that Buyer would otherwise have. No notice to or demand on Seller not otherwise required by this Agreement or shall entitle Seller to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Buyer to any other or further action in any circumstances without notice or demand.

     9.11 EXHIBITS; SCHEDULES; AMENDMENT OF DISCLOSURE LETTER. The exhibits and the Disclosure Letter attached to this Agreement are incorporated herein and shall be considered to be a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits or schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail. Seller may, from time to time, prior to the Closing, by written notice to Buyer, supplement or amend the Disclosure Letter to correct any matter that would constitute a breach of any representation or warranty of such Seller herein contained; provided, however, except as provided in the following sentence, no such supplement or amendment will affect the rights or obligations of the parties to this Agreement (including without limitation Buyer's rights and obligations under Section 6.1(a) hereof) until after the Closing Date. Notwithstanding any other provision hereof, if the Closing occurs, any such supplement or amendment of the Disclosure Letter will be effective to cure and correct for indemnification purposes (but only for such purposes) any breach of any representation, warranty or covenant that would have existed by reason of Seller not having made such supplement or amendment.

     9.12 DISPUTE RESOLUTION. (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the transactions contemplated hereby (a "Dispute") shall be submitted to non-binding mediation upon the request of Seller or Buyer on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within fifteen (15) days. The Mediator shall attempt, through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to Seller, Buyer and the Mediator, and each of Seller and Buyer shall pay its pro rata share of such compensation and other expenses of the mediation.

     (b) In the event that the Dispute has not been resolved within 30 days after the appointment of the Mediator, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 9.12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within thirty (30) days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

     (c) Nothing in this Section 9.12 shall limit or delay the right of Buyer to exercise the remedies available to it under the Certificate of Designation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                              SHERIDAN ENERGY, INC.


                              By: /s/ B. A. Berilgen
                                 _______________________________
                                    B. A. Berilgen, President


                              Address for Notice:

                              1000 Louisiana, Suite 800
                              Houston, Texas  77002
                              Attention: B.A. Berilgen
                              Telecopy:_________________________


                              ENRON CAPITAL TRADE &
                              RESOURCES CORP.


                              By: /s/ Jim R. McBride
                                 _______________________________


                              Address for Notice:

                              Enron Capital and Trade Resources
                              Attn:  Donna W. Lowry
                              1400 Smith Street
                              Houston, Texas 77002
                              Phone:  (713) 853-1939
                              Fax:  (713) 646-4039 or (713) 646-4946

                                   EXHIBIT A

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF SERIES A PREFERRED STOCK

     Pursuant to Section 151(g) of the Delaware General Corporation Law
                              ___________________

     SHERIDAN ENERGY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent of the Board of Directors pursuant to
Section 228 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article Four of the Certificate of Incorporation, a series of Preferred Stock be, and it hereby is, created out of the authorized but unissued shares of Preferred Stock of the Corporation, such series to be designated "Series A Preferred Stock" (the "Series A Preferred Stock") to consist of 1,900,000 shares, par value $0.01 per share, of which the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof shall be as follows:

     1. Amount. The number of shares constituting the Series A Preferred Stock shall be 1,900,000.

     2. Payment of Dividends. Holders of the Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefore cash dividends in an amount equal to $0.60 per share, payable semi-annually, on June 15 and December 15 in each year commencing on June 15, 1998, except that if any such day is not a business day in Houston, Texas, then such dividends shall be payable on the next succeeding business day (each such date on which a dividend is payable is referred to herein as a "Dividend Payment Date"). At the option of the Corporation, upon declaration of the Board of Directors, dividends may be paid, in whole or in part, by issuing additional fully paid and non-assessable shares of the Series A Preferred Stock (the "Preferred Dividend Stock") in an amount equal to .0675 additional shares of Series A Preferred Stock for each Series A Preferred Stock then issued and outstanding, payable semi-annually on each Dividend Payment Date. Dividends on the Series A Preferred Stock are cumulative from the date of original issuance of shares of Series A Preferred Stock, and will be payable, when, as and if declared, to holders of record on the applicable record date as shall be fixed by the Board of Directors. Dividends in arrears may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors. The amount of Preferred Dividend Stock issuable to a holder by way of a dividend shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock registered in such holder's name on the record date fixed for the payment of such dividend plus the amount of accrued but not declared dividends of Preferred Dividend Stock. Dividends payable for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall accrue whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends will not bear interest.

     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights with respect thereto:

          (A) Each share of Series A Preferred Stock shall entitle the holder thereof to the voting rights required by applicable law.

          (B) The consent of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of shareholders called for the purpose, shall be necessary to (i) increase or decrease the aggregate number of authorized shares of the Series A Preferred Stock, provided that such decrease shall never be below the number of then outstanding shares of Series A Preferred Stock, (ii) effect an exchange, reclassification, or cancellation of all or part of the Series A Preferred Stock, (iii) change the designations, powers, preferences, relative and other special rights, or the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock (which change shall apply equally to the then outstanding shares of Series A Preferred Stock), (iv) issue any additional shares of or securities convertible into or exchangeable for, or reclassify any other shares of other classes or series into, shares of the Series A Preferred Stock, (v) create any equity security ranking senior to or on a parity with (with respect to voting or dividends or upon liquidation, dissolution or winding up) the Series A Preferred Stock, (vi) approve any material change in the principal business of the Corporation or (vii) pay a dividend or distribution of cash or property in respect of, or redeem, repurchase otherwise acquire, any Junior Security (as hereinafter defined), provided, however, that no change in the dividend rate can be effected without the consent of all holders of the Series A Preferred Stock. In all cases where the holders of shares of the Series A Preferred Stock have the right to vote separately as a class, all such holders shall be entitled to one vote for each share held by them. The term "Junior Securities" as used herein shall mean any of the Corporation's capital stock other than the Series A Preferred Stock.

          (C) If at any time (i) dividends on the Series A Preferred Stock shall be in arrears for more than thirty days after the applicable Dividend Payment Date or (ii) the Corporation shall be obligated to and shall have failed to redeem any shares of the Series A Preferred Stock pursuant to
     Section 6, and for so long thereafter as shares of the Series A Preferred Stock remain outstanding, at the election of the holders of the Series A Preferred Stock (exercisable by notice to the Corporation from a majority of the holders of the then outstanding shares of Series A Preferred Stock), the holders of the Series A Preferred Stock shall have the voting power, voting separately as a single class, to elect such number of directors as constitutes a majority of the Board of Directors of the Corporation. Under such circumstances, the holders of the Series A Preferred Stock shall be authorized to exercise such voting powers by increasing the size of the Board of Directors and filling the resulting vacancies. The directors elected by the holders of the Series A Preferred Stock may be removed from the Board of Directors only by a vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock. If the office of a director elected by the holders of the Series A Preferred Stock becomes vacant by reason of resignation, death or removal, the vacancy shall be filled by the vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a single class. Holders of the Series A Preferred Stock shall not be entitled to cumulate their shares for the election of directors. The holders of the Series A Preferred Stock may assign their rights under this
     Section 3(C) to appoint a majority of the Board of Directors of the Corporation.

     4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise ("Liquidation"), after payment or provision for payment by the Corporation of the debts and other liabilities of the Corporation, each holder of the Series A Preferred Stock shall be entitled to receive an amount in cash for each share of the then outstanding Series A Preferred Stock held by such holder equal to $10.00 per share (such amount being referred to herein as the "Liquidation Preference"), plus accrued and unpaid dividends on each such share (whether or not declared), and shall not be entitled to any further payment, before any distribution shall be made to the holders of any Junior Securities upon the Liquidation of the Corporation. Written notice of any Liquidation of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Corporation. For the purposes of this Section 4, the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets, property or business of the Corporation, shall not be deemed to be a Liquidation of the Corporation, unless such merger, consolidation, sale, lease or conveyance shall be in connection with a dissolution or winding up of the business of the Corporation.

     5. Redemption at the Option of the Corporation. (A) The Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions, provisions for partial redemption and provisions limiting the Corporation's optional redemption rights described below, at the redemption price ("Redemption Price") as follows:

          (i) 50% of the number of shares of Series A Preferred Stock issued and outstanding on the date of the first redemption of the Series A Preferred Stock may be redeemed at the price of $10.00 per share plus an amount equal to accrued and unpaid dividends on such shares (whether or not declared), if any, to (and including) the date fixed for redemption, whether or not earned or declared; and

          (ii) the remaining number of shares of Series A Preferred Stock issued and outstanding on the date of the first redemption and all shares of Series A Preferred Stock issued after the date of the first redemption may be redeemed at the price described below that is set opposite each year following the Anniversary Date (as hereinafter defined) in which such shares may be redeemed, plus an amount equal to accrued and unpaid dividends, if any, on such shares (whether or not declared), to (and including) the date fixed for redemption, whether or not earned or declared:

                Year Following
                --------------
               Anniversary Date              Redemption Price
               ----------------              ----------------
               1                             $10.50
               2                             $10.30
               3                             $10.20
               4 and thereafter              $10.00

The term "Anniversary Date" as used herein shall mean [December 15, 1997].

     (B) In the event the Corporation shall redeem shares of Series A Preferred Stock under this Section 5, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed shall cease to accrue on such redemption date.

     (C) Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (D) Upon the occurrence of any Default (as defined in Section 6(C)) or Change in Control (as defined in Section 6(C)), the Corporation may not exercise its redemption rights pursuant to this Section 5.

     (E) On or before the expiration of the third year following the Anniversary Date, the Corporation shall only have the right to redeem outstanding shares of Series A Preferred Stock pursuant to this Section 5 with proceeds received from the sale by the Corporation of (i) equity securities of the Corporation or (ii) assets of the Corporation (excluding the sale of oil, gas, natural gas liquid or condensate in the ordinary course of business).

6. Mandatory Redemption. (A) On [December 15], 2002, the Corporation shall redeem, for cash, all of the outstanding shares of the Series A Preferred Stock at the Mandatory Redemption Price (as hereinafter defined).

     (B) Upon the occurrence of a Change of Control (as hereinafter defined) with respect to the Corporation, any holder of Series A Preferred Stock may require, at the holder's option, for a period of 90 days after receipt of a notice by the Corporation to the holders of the Series A that a Change of Control has occurred, the Corporation to redeem the shares of Series A Preferred Stock held by such holder, in whole or in part, at the Mandatory Redemption Price. A "Change in Control" shall be deemed to have occurred (i) upon a merger, consolidation or reorganization or similar transaction that requires approval of holders of Common Stock, or any person or "group" (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) (other than Enron Capital Trade & Resources Corp. or its Affiliates or Jeffrey E. Susskind and his Affiliates) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange of 1934, as amended) of a 50% or more of the outstanding voting securities of the Corporation, (ii) upon the sale of all or substantially all of the Corporation's assets, or (iii) upon the execution of an agreement by the Corporation to do any of the foregoing. The term "Affiliate" shall mean any person, corporation or other entity controlling, controlled by or under common control with the party in question and, as used in this definition, the term "control," including the correlative terms "controlling," "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

     (C) Upon the occurrence of a Default (as hereinafter defined) with respect to the Corporation, any holder of Series A Preferred Stock may require, at the holder's option, the Corporation to redeem the shares of Series A Preferred Stock held by such holder, in whole or in part, at the Mandatory Redemption Price. A "Default" shall mean shall be deemed to have occurred if at any time
(i) dividends payable on the shares of Series A Preferred Stock at the time outstanding have not been fully paid on the Dividend Payment Date; provided, however, if such dividends are paid on or before the 30th day following such Dividend Payment Date, the Corporation shall not be considered in Default, (ii) directors elected by the holders of the Series A Preferred Stock pursuant to
Section 3 are not permitted to serve on the Board of Directors of the Corporation, (iii) the consent of the holders of Series A Preferred Stock in not obtained pursuant to the terms of Section 3(B), or (iv) the Corporation breaches any covenant made with respect to the Series A Preferred Stock.

     (D) A holder of Series A Preferred Stock may exercise the mandatory redemption rights pursuant to Sections 6 (A), (B), and (C) by delivering notice of such exercise to the Corporation, together with the certificate or certificates representing such shares. Upon receipt of such redemption notice, the Corporation shall, within 30 days, calculate the Mandatory Redemption Price as of the end of the month preceding the month in which the Corporation receives such notice; provided that with respect to the exercise of the mandatory redemption right set forth in Section 6(C), the Corporation shall calculate the Mandatory Redemption Price within 5 days after the receipt of such redemption notice. The Corporation shall pay to the holder exercising such redemption right the Mandatory Redemption Price times the number of shares redeemed on or before the 45th day of the receipt by the Corporation of the redemption notice; provided that with respect to the exercise of the mandatory redemption right set forth in Section 6(C), the Corporation shall pay to the holder exercising such redemption right the Mandatory Redemption Price within 10 days after the receipt of such redemption notice.

     (E) The term "Mandatory Redemption Price" shall mean with respect to (i) the exercise of a mandatory redemption right pursuant to Section 6(A), $10.00 per share of Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared), (ii) the exercise of a mandatory redemption right pursuant to Section 6(B), $10.10 per share of Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared), or (iii) the exercise of a mandatory redemption right pursuant to Section 6(C), $10.50 per share of Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared), if exercised prior to the third anniversary of the Anniversary Date or $10.00 per share of Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared), if exercised on or after the third anniversary of the Anniversary Date.

     7. Reacquired Shares. Any shares of the Series A Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     8. Covenant. (a) For so long as any shares of the Series A Preferred Stock are outstanding, neither the Corporation nor its Consolidated Subsidiaries shall incur, create or assume any Indebtedness (as hereinafter defined), if, taking into account such Indebtedness, the Corporation's aggregate Indebtedness would exceed 70% of the estimated value of future gross revenues (estimated in accordance with the requirements of the Securities and Exchange Commission) to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated, without giving effect to non-property related expenses such as general and administrative expenses and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10% as reported in the Corporation's most recent Annual Report on Form 10-K, or if no Form 10-K is available as of the most recent fiscal year end (adjusted for any material asset sales or acquisitions since the date of the last determination).

     (b)  The following definitions shall apply to terms used in this Section 8:

          (i) "Indebtedness" means for any Person the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (other than for borrowed money) arising in the ordinary course of business of such Person to the extent that such obligations have remained outstanding in excess of sixty days; (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (e) all Indebtedness and other obligations of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
     (f) all Indebtedness and other obligations of others guaranteed by such Person; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of other Persons; (h) payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including without limitation obligations under "take-or-pay" contracts to deliver gas in return for payments already received) or obligations to deliver goods or services in consideration of advance payments therefor; (i) obligations arising under futures contracts, swap contracts, or similar agreements, except for those entered into by the Corporation in accordance with its Commodity Price Risk Program adopted in December 1997; (j) obligations arising with respect to letters of credit or applications or reimbursement agreements therefor; (k) mandatory redemption or mandatory dividend rights on capital stock (including Series A Preferred Stock); and (l) all unfunded postretirement and postemployment benefits including, without limitation, unfunded pension liabilities;

          (ii) "Consolidated" refers to the consolidation of financial statements in accordance with GAAP;

          (iii) "GAAP" means generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied;

          (iv) "Subsidiary" means, as to any Person, any corporation, company, association, partnership, limited liability company or other business entity of which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries; and

          (v) "Person" means an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a governmental authority.

     III. The Resolution was adopted by the Board of Directors of the Corporation on ______, 1997.

     IV. The Resolution was duly adopted by all necessary action on the part of the Corporation.

     DATED:  ____________, 1997.

                                 SHERIDAN ENERGY, INC.



                                 By:__________________________________
                                    President

                                   EXHIBIT B

                            SHAREHOLDERS' AGREEMENT


     This Shareholders' Agreement (this "Agreement") dated as of the __th day of December, 1997, is by and among SHERIDAN ENERGY, INC. (the "Company"), JEFFREY
E. SUSSKIND and JANIS SUSSKIND (collectively, "Susskinds") and ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation ("ECT").

                             W I T N E S S E T H:

     WHEREAS, the Susskinds are the current owners of a substantial number of shares of Common Stock (as hereinafter defined);

     WHEREAS, contemporaneously herewith, ECT is to acquire a substantial number of shares of Common Stock (as hereinafter defined);

     WHEREAS, the Company, the Susskinds and ECT desire to enter into this Agreement to evidence their agreement regarding certain matters related to the Common Stock;

     NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained and on this date made and other consideration, the sufficiency of which is hereby acknowledged, the Susskinds, ECT and the Company, each with the other, do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated:

     Affiliate: As applied to any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 50% or more of the voting power (or in the case of a Person which is not a corporation, 50% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of equity of any class or classes of such Person in any election of directors (or Persons performing similar functions) of such Person.

     Agreement: This Shareholders' Agreement, as the same may be supplemented or amended from time to time.

     Board:  The Board of Directors of the Company.

     Common Stock: The common stock, par value $.01 per share, of the Company or any successor class of the Company's common stock.

     ECT Group: ECT, the JEDI Entities, and any direct or indirect transferee of the ECT Shares provided such transferee is an Affiliate of ECT or the JEDI Entities.

     ECT Shares: All of the shares of Common Stock beneficially owned by ECT and the JEDI Entities as of the effective date of this Agreement, or as to which beneficial ownership is hereafter acquired by such parties, and any shares of Common Stock issued in exchange for, as a dividend on, or in replacement or upon conversion of, or otherwise issued in respect of any such shares of Common Stock (including Common Stock issued in one or more stock dividends, splits or recombinations or pursuant to one or more exercises of preemptive rights, if any).

     Family Member: means, with respect to a Person who is an individual, (a) the spouse of such Persons, (b) the Personal Representatives of such Person (whether appointed by will or order of a court having jurisdiction) (c) such Person's descendants or their spouses, (d) any trust having as its beneficiaries such Person or such Person's descendants, and (e) any trust established for the benefit of such Person's spouse or the spouse of such Person's descendants.

     JEDI Entities: means Joint Energy Development Investments Limited Partnership and JEDI Hydrocarbons Investments I Limited Partnership.

     Person: means an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a governmental authority.

     Personal Representative: means the personal representative of a Person that is an individual, whether appointed by will or by a court having jurisdiction over such Person or the estate of such Person.

     Susskind Group: The Susskinds and any direct or indirect transferee of the Susskind Shares provided such transferee is an Affiliate or Family Member of the Susskinds.

     Susskind Shares: All of the shares of Common Stock beneficially owned by the Susskinds as of the effective date of this Agreement, or as to which beneficial ownership is hereafter acquired, and any shares of Common Stock issued in exchange for, as a dividend on, or in replacement or upon conversion of, or otherwise issued in respect of any such shares of Common Stock (including Common Stock issued in one or more stock dividends, splits or recombinations or pursuant to one or more exercises of preemptive rights, if any).

     1.2 For purposes of this Agreement, shares of Common Stock shall be deemed to be beneficially owned by a Person if such Person would be deemed to be the beneficial owner of such shares under Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

                                  ARTICLE II

                               LOCKUP PROVISION
                               ----------------

     2.1 Lockup. For one year after the date hereof, the Susskinds agree that they shall not sell or otherwise dispose of more than ten percent of the shares of Common Stock beneficially owned as of the date hereof by the Susskinds.

                                  ARTICLE III

                               VOTING AGREEMENT
                               ----------------

     3.1. ECT Designees. Notwithstanding the general right to vote on matters as provided under the General Corporation Law of the State of Delaware, the Susskinds agree, at any meeting of stockholders (whether regular or special) of the Company or in any action by written consent by such stockholders, if the ECT Group holds, in the aggregate, 7% or more of the issued and outstanding shares of Common Stock, to cause all of the Susskind Shares held by the Susskind Group to be voted (i) for two nominees designated by the ECT Group, if the ECT Group holds, in the aggregate, in excess of 14% of the issued and outstanding shares of Common Stock, or for one nominee designated by the ECT Group, if the ECT Group holds, in the aggregate, in the range of 7% through 14% of the issued and outstanding shares of Common Stock, (ii) in order to fill any vacancy or vacancies caused by the removal, death or resignation of any member of the Board who was the nominee designated by the ECT Group, for a person or persons who shall be designated for nomination by the ECT Group, and (iii) upon the request of the ECT Group, for the removal (with or without cause) of any member of the Board who was the nominee designated by the ECT Group (provided that any such removal is permitted by the Company's Certificate of Incorporation and/or bylaws). A member of the ECT Group shall notify the Susskinds of its designated nominee or nominees and the Susskinds agree to cause the Susskind Shares held by the Susskind Group to be voted in accordance with the preceding sentence.

     3.2. Susskind Group. Notwithstanding the general right to vote on matters as provided under the General Corporation Law of the State of Delaware, if the ECT Group, holds, in the aggregate, 7% or more of the issued and outstanding shares of Common Stock, ECT shall and shall cause any member of the ECT Group, at any meeting of stockholders (whether regular or special) of the Company, or by any action by written consent of such stockholders, to cause all of the ECT Shares to be voted for each member of the Board as of the date hereof (currently Jeffrey E. Susskind, B.A. Berilgen, David Scheiber, Jonathan P. Carroll, and Michael A. Gerlich) who may be designated by the Susskind Group. The Susskind Group shall notify ECT of its designated nominee or nominees and the ECT agrees to cause the ECT Shares to be voted in accordance with the preceding sentence.

     3.3. Stockholder Groups. Any transferee of ECT or the ECT Group which is an Affiliate of ECT or any Person in such group and, in the case of the Susskind Group, any transferee of the Susskinds or the Susskind Group that is an Affiliate or a Family Member of the Susskinds or the Susskind Group, shall execute and deliver a counterpart of this Agreement to the Company with copies to the other parties hereto as evidence that the shares of Common Stock held by such transferee are held subject to the terms, conditions and restrictions set forth in this Agreement.

     3.4. Legends. A legend will be added to the ECT Shares and to the Susskind Shares to the effect that such shares are subject to this Voting Agreement.

                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     4.1. Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     4.2. Termination. The provisions of this Agreement shall terminate upon the earlier of (i) December 15, 1999, or (ii) the date upon which the ECT Group holds less than 7% issued and outstanding Common Stock.

     4.3. Amendment. This Agreement may only be amended by an instrument in writing signed by the parties hereto.

     4.4. Notices. Any notice, request, reply, instruction or other communication (herein severally and collectively called notice ) in this Agreement provided or permitted to be given to the Company or to any Stockholder must be given in writing and may be given or served by depositing the same in the United States mail, in certified or registered form, postage fully prepaid, addressed to the party or parties to be notified, with return receipt requested, or by delivering the same in person to such party or parties. Notice deposited in the United States mail, mailed in the manner hereinabove described, shall be effective upon deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice hereunder:

           the address for ECT shall be:

               Enron Capital & Trade Resources Corp.
               1400 Smith Street
               Houston, Texas 77002
               Attn:  Donna W. Lowry
               Phone:  (713) 853-1939
               Fax:  (713) 646-4039 or (713) 646-4946

           the address for the Company shall be:

               Sheridan Energy, Inc.
               1000 Louisiana, Suite 800
               Houston, Texas 77002
               Attention: B.A. Berilgen

           the address for the Susskinds shall be:

               Jeffrey and Janis Susskind
               100 Wilshire Blvd., 15th Floor
               Santa Monica, California 90401

     4.5. GOVERNING LAW. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, executors, distributees, successors and assigns; provided, however, that such transferee of any party hereto shall have complied with the requirements of
Section 3.3 hereof.

     4.7 Representations. The Susskinds hereby jointly and severally represent and warrant that as of the date of the execution of this Agreement they own in the aggregate 1,000,037 shares of Common Stock.

     4.8. Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement, and the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

     4.9. Section Headings. The section and paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     4.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

     4.11. Entire Agreement. This Agreement and the Stock Purchase Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no agreements between the parties in connection with the subject matter hereof except as set forth specifically herein and therein.

     4.12. Arbitration (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the transactions contemplated hereby (a "Dispute") shall be submitted to non-binding mediation upon the request of parties hereto on the following terms. Upon the request of either a member of the ECT Group (an "ECT Member") or a member of the Susskind Group (a "Susskind Member"), a neutral mediator acceptable to all parties (the "Mediator") shall be appointed within fifteen (15) days. The Mediator shall attempt, through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the ECT Group, the Susskind Group and the Mediator, and each of the ECT Group and the Susskind Group shall pay their pro rata share of such compensation and other expenses of the mediation.

     (b) In the event that the Dispute has not been resolved within 30 days after the appointment of the Mediator, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 9.12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each of the ECT Group and the Susskind Group shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within thirty (30) days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by themselves or by their respective representatives thereunto duly authorized as of the date first above set forth.

                                      SHERIDAN ENERGY, INC.


                                      By:________________________
                                      Name:______________________
                                      Title:_____________________


                                      ___________________________
                                          Jeffrey E. Susskind


                                      ---------------------------
                                          Janis Susskind

                                      ENRON CAPITAL & TRADE
                                      RESOURCES CORP.


                                      By:________________________
                                      Name:______________________
                                      Title:_____________________